UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2009, Verenium Corporation (“we” or “Verenium”) entered into an agreement (the “Agreement”) with Syngenta Participations AG of Switzerland (“Syngenta”), whereby we gained additional exclusive rights to an array of proprietary biomolecules expressed microbially, as well as non-exclusive rights to the same biomolecules expressed through other non-plant means. Syngenta will have exclusive rights to the biomolecules expressed in plants, as well as non-exclusive rights to the same biomolecules expressed through non-plant means other than microbial. As a result of this transaction, Verenium will receive license fees, including future royalties, for a commercial enzyme candidate licensed to a third party. In addition, Verenium obtained microbial and other non-plant rights to several late-stage enzyme development candidates, including alpha amylases and glucoamylases for starch processing in biofuels production, and xylanases, beta-glucanases and thermo-stable phytases for use in the animal feed industry.

On November 3, 2009 we issued a press release announcing the completion of activities undertaken pursuant to the license and research agreement between Verenium (through its predecessor Diversa Corporation) and Syngenta dated as of December 31, 2006 (the “LRA”) and the entry into the Agreement as referenced in the preceding paragraph. A copy of the press release is included with this filing as Exhibit 99.1

Item 1.02.	Termination of a Material Definitive Agreement.

The Agreement referenced in Item 1.01 above had the effect of terminating the LRA effective October 28, 2009. The LRA focused on the discovery and development of a range of novel enzymes to convert pre-treated cellulosic biomass to mixed sugars, whereby Verenium (previously Diversa) engaged in the independent development and commercialization of fermentation-based enzyme combinations from its proprietary platform. Pursuant to the LRA, Syngenta had exclusive access through December 31, 2016 to enzymes from Verenium’s platform to express in plants. Under the terms of the LRA, which replaced a prior agreement between the companies, Syngenta previously paid Verenium $16 million of guaranteed research funding, and was obligated to pay Verenium certain potential milestone and royalty payments aligned to product development success. No further payments will be made to Verenium by Syngenta under the LRA or the Agreement with respect to products commercialized by Syngenta.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Verenium Corporation dated November 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: November 3, 2009	By:	/s/ GERALD M. HAINES II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Verenium Corporation dated November 3, 2009